EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-218292 and No. 333-259788) and Form S-8 (No. 333-219934, No. 333-255166 and No. 333-265537) of Anavex Life Sciences Corp. and subsidiaries of our report dated November 24, 2021, relating to the consolidated financial statements of Anavex Life Sciences Corp. and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York

November 27, 2023